Exhibit 99.1

Cerner Reports Second Quarter 2015 Results

KANSAS CITY, Mo. - August 4, 2015 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2015 second quarter that ended July 4, 2015.

Bookings in the second quarter of 2015 were $1.29 billion, an all-time high and an increase of 20 percent compared to $1.08 billion in second quarter 2014.

Second quarter revenue was $1.126 billion, an increase of 32 percent compared to $851.8 million in the year-ago period. Second quarter revenue was below guidance provided by the Company. However, the lower revenue did not have a material impact on profitability, and Cerner’s adjusted earnings were in-line with guidance.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, second quarter 2015 net earnings were $115.0 million and diluted earnings per share were $0.33. Second quarter 2014 GAAP net earnings were $129.0 million and diluted earnings per share were $0.37.

Adjusted (non-GAAP) Net Earnings

Adjusted net earnings for second quarter 2015 were $183.0 million, compared to $138.9 million of adjusted net earnings in the second quarter of 2014. Adjusted diluted earnings per share were $0.52 in the second quarter of 2015, an increase of 30 percent compared to $0.40 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for second quarter 2015 adjusted diluted earnings per share was $0.52.

Adjusted net earnings and adjusted diluted earnings per share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Following is a description of adjustments made to net earnings and the resulting adjustment to diluted earnings per share. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Second quarter 2015 adjusted net earnings exclude share-based compensation expense, which had a net impact on GAAP earnings of $13.8 million, or $0.04 per diluted share; and expenses related to a voluntary separation plan, which had a net impact on GAAP earnings of $28.1 million, or $0.08 per diluted share. Adjusted net earnings also reflect adjustments related to Cerner’s acquisition of Health Services, including: Health Services acquisition-related amortization, which reduced GAAP net earnings and diluted earnings per share by $14.4 million and $0.04, respectively; other acquisition-related adjustments, which reduced GAAP net earnings and diluted earnings per share by $5.8 million and $0.01, respectively; and an acquisition-related deferred revenue adjustment, which is not included in GAAP net earnings, but increases adjusted net earnings and diluted earnings per share by $5.9 million and $0.02, respectively.

Other 2015 Second Quarter Highlights:

▪	Second quarter operating cash flow of $108.7 million.

▪
Second quarter free cash flow of ($46.0) million. The negative free cash flow is primarily due to payments made in the second quarter related to a voluntary separation plan. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Second quarter days sales outstanding of 81 days, which is up from 66 days in the year-ago quarter.

▪	Total backlog of $13.3 billion, up 37 percent over the year-ago quarter.

“Cerner’s second quarter results were solid, with lower than expected revenue largely overshadowed by solid earnings and record bookings,” said Neal Patterson, Cerner chairman, CEO and co-founder. “Our bookings included a record number of new clients joining Cerner, reflecting our strong position in the marketplace. The quarter also included good progress with our Health Services acquisition and ongoing success at migrating acquired clients to Cerner Millennium® solutions.”

Future Period Guidance

Cerner currently expects:

▪	Third quarter 2015 revenue between $1.15 billion and $1.2 billion.

▪	Full year 2015 revenue between $4.475 billion and $4.575 billion, as compared to a prior estimated range of $4.65 billion to $4.8 billion.

▪	Third quarter 2015 adjusted diluted earnings per share before share based compensation expense, voluntary separation plan expense and acquisition-related adjustments between $0.54 and $0.55.

▪
Full year 2015 adjusted diluted earnings per share before share based compensation expense, voluntary separation plan expense and acquisition-related adjustments between $2.09 and $2.15, as compared to a prior estimated range of $2.07 to $2.15.

▪	Third quarter 2015 new business bookings between $1.35 billion and $1.45 billion.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.03 to $0.04 in the third quarter of 2015 and between $0.14 and $0.15 for the year.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on August 4. On the call, Cerner will discuss its second quarter 2015 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, August 4 through 11:59 p.m. CT, August 7. The dial-in number for the re-broadcast is (855)-859-2056; the passcode is 83090255.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner's health information technologies connect people, information, and systems, at more than 18,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients’ clinical, financial and operational needs. Cerner’s mission is to contribute to the systemic improvement of health care delivery and the health of communities. On February 2, 2015, Cerner Corporation acquired substantially all of the assets, and assumed certain liabilities, of the Siemens Health Services business from Siemens AG. Nasdaq: CERN. For more information about Cerner, visit www.cerner.com, read our blog at www.cerner.com/blog, connect with us on Twitter at http://www.twitter.com/cerner and on Facebook at www.facebook.com/cerner.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “position”, “guidance”, “future”, “expects”, “estimated” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; material adverse resolution of legal proceedings; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof, such as difficulties and operational and financial risks associated with integrating Cerner and the Siemens Health Services business acquired from Siemens AG (the “Acquisition”); the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; incurring significant additional expenses relating to the integration of the Health Services business into Cerner; compliance with restrictive covenants in our debt agreements, which may restrict our flexibility to operate our business; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; risks related to disruption of management time from ongoing business operations due to the integration of the business acquired in the Acquisition; failure to realize the synergies and other benefits expected from the Acquisition; risk that the assets and business acquired may not continue to be commercially successful; the effect of the Acquisition on the ability of Cerner to retain customers and retain and hire key personnel and maintain relationships with key suppliers; unexpected costs, charges or expenses resulting from the Acquisition; and litigation or claims relating to the Acquisition or the acquired assets and business. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended July 4, 2015 and June 28, 2014
(unaudited)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2015 (1)	2014 (1)	2015 (1)	2014 (1)

Revenues
System sales	$315,109	$234,563	$574,678	$441,250
Support, maintenance and services	792,827	588,167	1,511,197	1,145,596
Reimbursed travel	18,061	29,032	36,211	49,677
Total revenues	1,125,997	851,762	2,122,086	1,636,523

Margin
System sales	202,607	153,257	370,677	294,831
Support, maintenance and services	731,068	536,136	1,390,427	1,050,224
Total margin	933,675	689,393	1,761,104	1,345,055

Operating expenses
Sales and client service	463,435	343,234	883,617	674,135
Software development	138,451	97,326	265,722	188,871
General and administrative	135,545	53,971	230,356	105,957
Amortization of acquisition-related intangibles	24,508	3,229	42,761	6,456
Total operating expenses	761,939	497,760	1,422,456	975,419

Operating earnings	171,736	191,633	338,648	369,636

Other income (expense), net	(1,079)	2,737	(871)	5,727

Earnings before income taxes	170,657	194,370	337,777	375,363
Income taxes	(55,619)	(65,337)	(111,805)	(126,804)
Net earnings	$115,038	$129,033	$225,972	$248,559

Basic earnings per share	$0.33	$0.38	$0.66	$0.73

Basic weighted average shares outstanding	344,431	341,788	343,880	342,787

Diluted earnings per share	$0.33	$0.37	$0.64	$0.71

Diluted weighted average shares outstanding	352,450	349,794	352,162	351,049

Note 1: Operating expenses for the three and six months ended July 4, 2015 and June 28, 2014 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2015	2014	2015	2014

Sales and client service	$9,656	$7,084	$18,196	$14,302
Software development	4,980	3,643	7,934	6,728
General and administrative	5,811	4,477	10,774	8,942
Total share-based compensation	20,447	15,204	36,904	29,972
Amount of related income tax benefit	(6,664)	(5,336)	(12,197)	(10,520)
Net impact on net earnings	$13,783	$9,868	$24,707	$19,452

Decrease to diluted earnings per share	$0.04	$0.03	$0.07	$0.05

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and six months ended July 4, 2015 and June 28, 2014
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Six Months Ended
	2015	2014	2015	2014

Net Earnings
Net earnings (GAAP)	$115,038	$129,033	$225,972	$248,559
Voluntary separation plan expense, net of tax[2]	28,108	—	28,108	—
Health Services acquisition-related amortization, net of tax[3]	14,406	—	24,441	—
Acquisition-related deferred revenue adjustment, net of tax[4]	5,865	—	14,163	—
Other acquisition-related adjustments, net of tax[5]	5,754	—	22,633	—
Share-based compensation expense, net of tax	13,783	9,868	24,707	19,452
Adjusted net earnings (non-GAAP)[6]	$182,954	$138,901	$340,024	$268,011

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Six Months Ended
	2015	2014	2015	2014

Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.33	$0.37	$0.64	$0.71
Voluntary separation plan expense, net of tax[2]	0.08	—	0.08	—
Health Services acquisition-related amortization, net of tax[3]	0.04	—	0.07	—
Acquisition-related deferred revenue adjustment, net of tax[4]	0.02	—	0.04	—
Other acquisition-related adjustments, net of tax[5]	0.01	—	0.07	—
Share-based compensation expense, net of tax	0.04	0.03	0.07	0.05
Adjusted diluted earnings per share (non-GAAP)[6]	$0.52	$0.40	$0.97	$0.76

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Six Months Ended
	2015	2014	2015	2014

Cash flows from operating activities (GAAP)	$108,664	$248,271	$322,911	$404,058
Capital purchases	(84,870)	(62,336)	(167,134)	(131,997)
Capitalized software development costs	(69,797)	(42,122)	(132,864)	(86,666)
Free cash flow (non-GAAP)[7]	$(46,003)	$143,813	$22,913	$185,395

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance.

Cerner's future period guidance in this release includes adjustments for items not indicative of our core operations, which may include, without limitation share-based compensation expense, voluntary separation plan expense and acquisition-related expenses, such as integration expenses, and may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as described in this press release. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measure.

Note 2: The voluntary separation plan expense is presented net of an income tax benefit of $13.6 million for the three and six months ended July 4, 2015.

Note 3: The Health Services acquisition-related amortization is presented net of income tax benefits of $7.0 million and $12.1 million, respectively for the three and six months ended July 4, 2015.

Note 4: The Health Services acquisition-related deferred revenue adjustment is presented net of income tax benefits of $2.8 million and $7.0 million, respectively, for the three and six months ended July 4, 2015.

Note 5: Other acquisition-related adjustments (includes acquisition and employee separation costs) are presented net of income tax benefits of $2.8 million and $11.3 million, respectively, for the three and six months ended July 4, 2015.

Note 6: Cerner provides earnings with and without share-based compensation expense, voluntary separation plan expense and acquisition-related adjustments because earnings excluding these items are used by management along with GAAP results to analyze its business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

Note 7: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business. Free cash flow is used by management along with GAAP results to analyze our earnings quality and overall cash generation of the business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of July 4, 2015 (unaudited) and January 3, 2015

(In thousands)	2015	2014

Assets
Current assets:
Cash and cash equivalents	$293,979	$635,203
Short-term investments	264,074	785,663
Receivables, net	1,003,143	672,778
Inventory	28,633	23,789
Prepaid expenses and other	272,368	209,278
Deferred income taxes, net	21,510	22,075
Total current assets	1,883,707	2,348,786

Property and equipment, net	1,155,153	924,260
Software development costs, net	491,838	420,199
Goodwill	766,046	320,538
Intangible assets, net	720,583	126,636
Long-term investments	298,501	231,147
Other assets	169,005	158,999
Total assets	$5,484,833	$4,530,565

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$208,734	$160,285
Current installments of long-term debt and capital lease obligations	55,448	67,460
Deferred revenue	274,223	209,655
Accrued payroll and tax withholdings	179,508	140,230
Other accrued expenses	59,938	56,685
Total current liabilities	777,851	634,315

Long-term debt and capital lease obligations	567,312	62,868
Deferred income taxes and other liabilities	250,825	256,601
Deferred revenue	24,852	10,813
Total liabilities	1,620,840	964,597

Shareholders’ Equity:
Common stock	3,495	3,470
Additional paid-in capital	1,018,194	933,446
Retained earnings	3,144,453	2,918,481
Treasury stock	(245,333)	(245,333)
Accumulated other comprehensive loss, net	(56,816)	(44,096)
Total shareholders’ equity	3,863,993	3,565,968
Total liabilities and shareholders’ equity	$5,484,833	$4,530,565